FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

July 25, 2005

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

                                      Colorado                                                   33-19107                                         8-2780733

                                      (State or other jurisdiction of                       (Commission                            (I.R.S. Employer

                                       incorporation or  organization)                       file number)                  Identification Number)

37735 Enterprise Court, Suite 600-B

Farmington Hills, MI 48331

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 994-0099

32751 Middlebelt Rd, Suite B

Farmington Hills, MI 48334

Former name or former address, if changed from last report

Item 5:  Other Events

Effective July 25, 2005, the Board of Directors of LBO Capital Corp. (the "Registrant") adopted a resolution extending the exercise period of the Registrant's Callable Class A Common Stock Purchase Warrants ("Class A Warrants"), the Callable Class B Common Stock Purchase Warrants ("Class B Warrants") and the Callable Class C Common Stock Purchase Warrants ("Class C Warrants").

The Class A. Warrants, which were originally exercisable for twelve months (through February, 1989) and subsequently extended to expire on various dates, the latest being July 25, 2005, were extended to July 25, 2006.  Each Callable Class A Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.50 each share and an be exercised at any time prior to the extended expiration date of July 25, 2006.

The Class B Warrants, which were originally exercisable for eighteen months (through August 26, 1989) and subsequently extended to expire on various dates, the latest being July 25, 2005, were extended to July 25, 2006.  Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.75 each share and can be exercised at any time prior to the extended expiration date of July 25, 2006.

The Class C Warrants, which were originally exercisable for twenty-four months (through February 26, 1990) and subsequently extended to expire on various dates, the latest being July 25, 2005, were extended to July 25, 2006.  Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $1.00 each share and can be exercised at any time prior to the extended expiration date of July 25, 2006.

The Registrant's Controller notified the Registrant's Stock Transfer Agent by letter of July 25, 2005 as to the extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 25, 2005

                  LBO CAPITAL CORP.

                 By  \s\  Thomas W. Itin

                            Thomas W. Itin, President